EX 99.1

NEWS RELEASE

Contact: Dollar Financial Corp

Financial Dynamics

Julie Prozeller
(212) 850-5600

FOR IMMEDIATE RELEASE

DOLLAR FINANCIAL CORP ANNOUNCES AGREEMENT TO ACQUIRE THE LEADING INTERNET LENDING BUSINESS IN THE
UNITED KINGDOM;

COMPANY CONTINUES EXPANSION OF GLOBAL INTERNET PLATFORM

BERWYN, Pennsylvania, December 31, 2010 – Dollar Financial Corp (NASDAQ:DLLR — News), a leading international diversified financial services company serving primarily unbanked and under-banked consumers for over 30 years, today announced that its wholly owned U.K. subsidiary, Dollar Financial U.K. Ltd., has entered into an agreement to acquire Purpose U.K. Holdings Limited (“Purpose”), a provider of online payday loans in the United Kingdom operating under the brand name PaydayUK. PaydayUK, which has been operating since 2003, is the market leader in the region, providing loans through both internet and telephony-based technologies throughout the United Kingdom. The completion of the acquisition, which is contingent upon several closing conditions, including the review and approval of the transaction by the Office of Fair Trading and the receipt of any necessary financing by Dollar to fund a portion of the purchase, is expected to take approximately 90 days.

Commenting on the acquisition, Jeff Weiss, Dollar’s Chairman and Chief Executive Officer, stated, “This acquisition will solidify our position as a leading provider of internet loans across the United Kingdom. In concert with our more than 350 company-operated stores in the country, which provide short term consumer loans, secured pawn lending, gold purchasing, check cashing, money transfer, foreign exchange, and a number of other products and services, the expansion of our internet lending platform further strengthens and secures our position as a leading provider of financial services to the unbanked and under-banked consumers in the United Kingdom. We are excited to welcome the Purpose management team into the Dollar Financial family and look forward to leveraging their scalable technology platform, strong business acumen and industry expertise, alongside our corporate credit analytics group in the future expansion of our global internet lending platform both within the United Kingdom, as well as other countries in Europe, and to Canada.”

Mr. Weiss continued, “It is our mission to be the leading global provider of financial services to the under-banked and unbanked consumer, which we refer to as the ALICE demographic (or asset limited, income constrained, employed). The ALICE customer segment is increasing all around the globe, and we are squarely focused on expanding our set of products and services and sales channel delivery platforms in existing and new markets to meet their growing needs. As part of this plan, we expect to continue to invest in new technologies through both internal development and the acquisition of new businesses. This will allow us to deliver our many products and services through the most convenient means our consumers are most accustomed to, and comfortable with, in each market. This collectively may include a “bricks and mortar” store based model, a global internet platform, SMS cell phone technology, the in-home loan servicing model widely used throughout Poland and Eastern Europe, or other new technologies and platforms that we are either in the process of developing internally or are looking to acquire. Additionally, we have experienced very little cannibalization of our store based business from our existing internet sales channel, implying the expansion of our internet platform is also allowing us to reach an entirely new customer demographic in the market place.”

The anticipated purchase price of the acquisition is $195.0 million. The trailing twelve months EBITDA for Purpose is currently approximately $32.0 million.  Dollar anticipates the acquisition will be immediately accretive to earnings, and expects to update its earnings outlook for fiscal 2011 to include the Purpose business, net of acquisition and transition costs, after the transaction is finalized.   Stephens Inc. has served as the Company’s financial advisor on the transaction and has delivered a fairness opinion to Dollar’s Board of Directors.

About Dollar Financial Corp
Dollar Financial Corp is a leading international diversified financial services company primarily serving unbanked and under-banked consumers and small business owners for over 30 years. Through its retail storefront locations as well as by other means, such as via the Internet, the Company currently provides a range of consumer financial products and services in seven countries:Canada, the United Kingdom, the United States, the Republic of Ireland and Poland, and as a result of its recent acquisition of Sefina Finance, Sweden and Finland. Our customers for reasons of convenience and accessibility typically purchase some or all of their financial services from the Company rather than from banks and other financial institutions. The Company’s products, principally its short-term consumer loans, check cashing services, secured pawn loans and gold buying services, provide customers with immediate access to cash for living expenses or other episodic needs. The Company also offers high-value ancillary services, including Western Union money order and money transfer products, electronic tax filing, reloadable VISA® and MasterCard® debit cards, foreign currency exchange, and other services. In addition, through its branded Military Installment Loan and Education Services, or MILES® program, the Company provides fee based services to enlisted military personnel applying for loans to purchase new and used vehicles that are funded and serviced under an exclusive agreement with a major third-party national bank.

At September 30, 2010, the Company’s global retail operations consisted of 1,193 locations, including 1,067 company-operated financial services stores and 126 franchised and agent locations, conducting business primarily under the names Money Mart®, Money Shop®, Insta-Cheques®, The Check Cashing Store®, and MoneyNow® in Canada, the United Kingdom, the United States, the Republic of Ireland, and Poland. For more information, please visit the Company’s website at www.dfg.com.

Forward Looking Statement
This news release contains forward looking statements, including, among other things, statements regarding the following: pending or recent acquisitions; the Company’s future results, growth, guidance and operating strategy; the global economy; the effects of currency exchange rates on reported operating results; the developing regulatory environment in Canada, the U.K., the United States, and other countries; the impact of future development strategy, new stores and acquisitions; litigation matters; expected financing initiatives; and the performance of new products and services. These forward looking statements involve risks and uncertainties, including risks related to: the regulatory environments; current and potential future litigation; the identification of acquisition targets; the integration and performance of acquired stores and businesses; the performance of new stores; the impact of debt financing transactions; the results of certain ongoing income tax appeals; and the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance; and uncertainties related to the effects of changes in the value of the U.S. Dollar compared to foreign currencies. There can be no assurance that the Company will attain its expected results, successfully integrate any of its acquisitions, obtain acceptable financing, or attain its published guidance metrics, or that ongoing and potential future litigation or the various FDIC, Federal, state, Canadian, U.K. or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, the Company’s annual reports and Forms 10-Q and 10-K. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.